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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24916) pertaining to the Salary Employees' Investment Program of Federal-Mogul Corporation of our report dated June 26, 2002, with respect to the financial statements and schedule of the Federal-Mogul Corporation Salaried Employees' Investment Program included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Detroit, MI
June 26, 2002